EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement") is by and between Fountain Pharmaceuticals, Inc. (the "Company"), and Gerald T. Simmons ("Executive"), and is dated December 1, 1998 (the "Effective Date").

                                 R E C I T A L S

         A. As of the Effective Date, the Company is engaged primarily in the pharmaceutical and cosmetic development and manufacturing business, primarily through the exploitation of proprietary and other liposome technology (the "Business").

         B. Executive has represented his experience in businesses that are comparable to that of the Company and, based on that experience, the Company desires to retain Executive as its Chief Executive to manage the Business.

         C. Executive is being employed by the Company in a confidential relationship pursuant to which Executive has become and will continue to become familiar with and aware of information as to the Company's products and formulae, customers, specific manner of doing business (including the processes, techniques and trade secrets utilized by the Company), and future plans with respect thereto, all of which have been and will be established and maintained at significant expense to the Company. This information includes trade secrets and constitutes a valuable asset of the Company.

         D. The parties desire to agree to the various matters described herein and to memorialize their agreements as so set forth.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, it is hereby agreed as follows:

                                A G R E E M E N T

         1.     EMPLOYMENT AND DUTIES.

         (a) The Company hereby employs Executive as President and Chief Executive Officer of the Company. Executive shall have responsibilities, duties and authority reasonably accorded to, expected of, and consistent with such position and will report directly to the Board of Directors of the Company (the

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"Board") or its designee. Executive hereby accepts this employment upon the terms and conditions herein contained and agrees to devote substantially all of his business time, attention and efforts to promote and further the business of the Company. Executive shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes in any material respect with Executive's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Executive from making passive personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

         (b) Executive shall faithfully adhere to, execute and fulfill all lawful policies established from time to time by the Company.

         (c) Executive may retain Executive's residence in Salt Lake City. However, Executive shall be required to perform Executive's duties for not less than two weeks per month in the area in which the Company is headquartered on the date of this Agreement (specifically, Largo, Florida) unless otherwise agreed by Executive and the Company. Executive shall be entitled to commute on the foregoing basis for six months. At the expiration of six months, Executive and Company shall meet to determine whether Executive may continue commuting or whether Executive shall then be required to relocate permanently to the Largo area. The Company shall pay up to $6,000 per month to reimburse Executive for certain expenses associated with Executive's commute between Salt Lake and Largo, specifically reasonable out-of-pocket expenses for: (I) room in Largo or its environs at a rate not exceeding $100.00 per night , (ii) rental car and car insurance, (iii) two round trip air fares each month from Salt Lake to Tampa, Florida, one of which may be for the Executive's spouse. Executive shall undertake to minimize such commuting expenses. If required to permanently relocate to Largo, Florida, the Company shall pay all reasonable and customary relocation expenses for the Executive, excluding however specifically any loss associated with the value of Executive's Salt Lake residence. Relocation expenses shall include the reasonable expenses of two four-day trips to Largo by Executive's spouse.

         2. COMPENSATION. For all services rendered by Executive, the Company shall compensate Executive as follows:

         (a) BASE SALARY. Commencing on the Effective Date or, at the option of the Company, the first day of the month during which the Effective Date occurs, the base salary payable to Executive shall be $130,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less frequently than monthly. At the expiration of six months following the Effective Date, and then on an annual basis commencing eighteen months after the Effective Dave, the Board will review Executive's performance and may make increases, but not decreases, to such base salary if, in its discretion, any such increase is warranted.

         (b) EXECUTIVE PERQUISITES, BENEFITS AND OTHER COMPENSATION. Executive, during the Term or until earlier termination of this Agreement, shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

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         (i) Coverage, subject to contributions required of executives of the
Company generally, for Executive and his dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time for the benefit of its executives; provided, however, that the Company shall not modify the plans in effect on the date hereof in a manner that would decrease the benefits afforded thereby to the Executive in any material respect unless the Executive consents to such changes.

         (ii) In addition to the expenses to be paid under Section 1(c) above, reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Executive in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy. Because reimbursement shall only be made for expenses related to the Executive's performance of duties hereunder upon proof that such expenses were so incurred, it is not anticipated that any tax liability will arise for such payments. However, if any tax is imposed on Executive for such reimbursed amounts, the amount will be "grossed-up" to result in the after-tax equivalent.

         (iii) The Company shall reimburse premium payments for certain life and disability coverage obtained by the Executive. Specifically, Executive shall be reimbursed for an amount up to $1,200 per year for $250,000 of term life insurance. Additionally, Executive shall be reimbursed for up to $4,000 per year for premiums paid to acquire disability coverage of 80% of employee's prior year earned income. Executive represents and warrants that the premiums described for those policies previously obtained by the Executive and affording Executive with such coverages, are reasonably related to the market rates for such coverage with comparable insurance carriers. The Company reserves the right to provide similar coverage with comparable carriers in lieu of providing reimbursement of such premiums, however, the Company has no foreseeable intention of doing so.

         (iv) Upon execution and delivery of this Agreement, the Company agrees to pay a $5,000 bonus to cover certain expenses associated with establishing an effective means of communication between Executive's office in Salt Lake City and Largo, Florida, as well as legal costs and other miscellaneous expenses associated with entering into this Agreement. Other bonuses shall only be paid at the discretion of the Board of Directors. From time to time, the Board of Directors may, but is not required to establish certain performance criteria for purposes of determining whether and the amount of any bonus payable to Executive.

         (v) Following the expiration of six months from the Effective Date, the Board of Directors shall consider whether to expand the size of the Board to create a vacancy for nominating Executive to the Board of Directors. Other opportunities to consider the Executive for a position on the Board of Directors may, but are not required to be considered by the Directors and Executive agrees to serve as a Director during the term of this Agreement if nominated and elected.

         (vi) Notwithstanding the foregoing regarding reimbursement of expenses, the Company shall also pay a non-accountable expense reimbursement of $150 per month to pay office expenses of the Executive incurred to maintain an office in Salt Lake City, Utah.

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         (vii) Executive shall receive stock options to acquire shares of common stock of the Company on the terms set forth in the form of Stock Option
Agreement approved by the Board of Directors of the Company. The number of shares underlying options to be received by the Executive shall entitle the Executive to acquire five percent of the common stock of the Company (a) issued and outstanding as of the date hereof, (b) fully diluted for any options or warrants exercisable for common stock granted by the Company that are currently outstanding or are granted by the Company on or before December 31, 1999, and
(c) fully diluted for any common stock conversion rights of Eaglestone Capital or any of its affiliates under any currently existing debt or convertible equity instrument (including the Series A Preferred Stock which is currently issued and outstanding) and, fully diluted for the conversion rights attributable to any debt funded by Eaglestone Capital or any of its affiliates prior to December 31, 1999. The options shall not have any other dilution protection, but shall be subject to the customary adjustment mechanisms for recapitalizations and like transactions to be described in detail in the Stock Option Agreement. The stock options shall have an exercise price equal to $0.56 per share, which price is acknowledged to represent the reasonable market value on the Effective Date approximately based on the over the counter market for the Company's common stock. The stock options shall vest over a four year period, twenty percent vesting upon the Effective Date and twenty percent on each anniversary thereof, provided this Employment Agreement is not previously terminated or the Executive otherwise terminates his employment relationship with the Company. All of the options shall immediately vest in the event there is any "Change of Control" of the Company as defined in Section 11 below.

         (viii) Executive shall be entitled to three weeks paid vacation during each 12 month period throughout the Term and each renewal term. Vacation shall not accrue if unused nor shall any payment be made for any vacation that is not used.

         (ix) The Company shall provide Executive with such other executive perquisites as may be deemed appropriate for Executive by the Board, and Executive shall be entitled to participate in all other Company-wide employee benefits as are available from time to time.

         3. NON-COMPETITION AGREEMENT.

         (a) Executive shall not, during the period of his employment by or with the Company, and for a period of two (2) years immediately following the termination of his employment under this Agreement, for any reason whatsoever, except as provided herein, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

         (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in any other capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business in direct competition with the Company or any of their respective subsidiaries, within [100 miles of Largo,] Florida, or any other place where the Company has a physical location (the "Territory");

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

         (ii) call upon any person who is, at that time, an employee of the Company (including the respective subsidiaries thereof) in a sales or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

         (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company for the purpose of soliciting or selling products or services in direct competition with the Company;

         (iv) call upon any prospective acquisition candidate, on Executive's own behalf or on behalf of any competitor, which candidate was, to Executive's actual knowledge, either called upon by the Company or for which the Company made an acquisition analysis, for the purpose of acquiring such entity or all or substantially all of such entity's assets. Notwithstanding the foregoing, Executive may after termination of this Agreement (other than termination for cause or termination by Executive without cause) call on the following prospects if the Company conducted an acquisition analysis and elected not to pursue a business combination transaction: Lansinoh Laboratories, Parnell Pharmaceuticals, Nortrade Medical, Cellegy Pharmaceuticals, and Pharmaceutical Laboratories, Inc.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Executive from (i) acting as a director of MantiCore Pharmaceuticals, Inc. (provided such service does not materially interfere with Executive's duties and such service shall not allow the disclosure of any Company information), or (ii) acquiring as a passive investment not more than two percent (2%) of the capital stock of a competing business the stock of which is traded on a national securities exchange or on an over-the-counter or similar market.

         (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which the Company would have no other adequate remedy, Executive agrees that the foregoing covenant may be enforced by the Company in the event of a breach or threatened breach by Executive, by injunctions, restraining orders and other appropriate equitable relief.

         (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Executive in light of the activities and business of the Company on the Effective Date. It is also the intent of the Company and Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of these covenants, whether before or after the date of termination of the employment of Executive.

         (d) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

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

         4.     TERM; TERMINATION; RIGHTS ON TERMINATION.

         (a) The term of this Agreement shall begin on the Effective Date and continue for one year (the "Term"), unless terminated sooner as herein provided, and shall continue thereafter on a year-to-year basis on the same terms and conditions, unless either party hereto, by written notice not less than 30 days prior to the anniversary date of the Effective Date or each successive anniversary as to any renewal term, makes an election not to renew this Agreement. All benefits and compensation hereunder shall cease and be terminated upon termination, except as provided in this Section 4. This Agreement and Executive's employment may be terminated in any one of the following ways:

                  (i) TERMINATION AS A RESULT OF EMPLOYEE'S DEATH. The death of Executive shall immediately terminate this Agreement with no severance compensation due to Executive's estate.

                  (ii) TERMINATION ON ACCOUNT OF DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, Executive shall have been absent from his full-time duties hereunder for two (2) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such two (2) month period, but which shall not be effective earlier than the last day of such two (2) month period), the Company may terminate Executive's employment hereunder, provided Executive is unable to resume his full-time duties with or without reasonable accommodation at the conclusion of such notice period. Also, Executive may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Executive shall have furnished the Company with a written statement from a qualified doctor to such effect. In the event this Agreement is terminated as a result of Executive's disability, Executive shall receive from the Company, payment of group medical and dental insurance premiums for six months to enable Executive to remain covered under the Company's policies and six months salary at the rate then in effect (such six month payment of salary and premiums the "Severance Payment"), provided such obligation shall be offset by amounts payable under any disability policy, and no other payment from the Company.

                  (iii) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement immediately for "Cause," which shall be: (1) Executive's willful and material breach of this Agreement, which breach either cannot be cured or, if capable of being cured, is not cured within ten (10) days after receipt of written notice of the need to cure; (2) Executive's gross negligence in the performance or intentional nonperformance of any of Executive's material duties and responsibilities hereunder; (3) Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company; or (4) Executive's conviction of a felony crime. In the event of a termination for Cause, the provisions of paragraph 3 shall apply, Executive shall have no right to any severance compensation and shall forfeit all other benefits, except vested stock options.

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

                  (iv) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. At any time after commencement of employment, the Company may terminate Executive's employment hereunder without Cause, and Executive may terminate his employment hereunder for Good Reason (as defined below), in either case effective thirty
(30) days after written notice. If Executive is terminated by the Company without Cause or if Executive terminates Executive's employment hereunder for Good Reason, Executive shall receive from the Company, over a period of six (6) months, in equal monthly installments, in arrears, commencing thirty-one (31) days after the effective date of termination, the Severance Payment.

         If Executive resigns or otherwise terminates his employment hereunder without Good Reason, Executive shall receive no severance compensation, and the provisions of paragraph 3 hereof shall apply.

         (b) DEFINITION OF "GOOD REASON." Executive shall have "Good Reason" to terminate this Agreement and his employment hereunder if the Company breaches this Agreement in any material respect and fails to cure such breach within ten days after Executive delivers written notice and a written description of such breach to the Company, which notice shall specifically refer to this section of this Agreement.

         (c) EFFECT OF TERMINATION. Upon termination of this Agreement for any reason provided above, Executive shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Executive only to the extent and in the manner expressly provided above in this Section 4. All other rights and obligations of the Company and Executive under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 8 herein and Executive's obligations under paragraphs 3, 5, 6, 7 and 9 herein shall survive such termination in accordance with their terms.

         (d) BREACH BY COMPANY. If termination of Executive's employment arises out of the Company's failure to pay Executive on a timely basis the amounts to which Executive is entitled under this Agreement or as a result of any other breach of this Agreement by the Company, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 15 below, the Company shall pay all amounts and damages to which Executive may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Executive to enforce his rights hereunder. Further, none of the provisions of paragraph 3 shall apply in the event this Agreement is terminated by Executive as a result of a breach by the Company as provided in Section 4(a)(iv) above.

         5. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, formulae, financial statements, manuals, memoranda, lists, equipment and other personal property, and other property delivered to or compiled by Executive by or on behalf of the Company, or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by Executive shall be delivered promptly to the Company without request by it upon termination of Executive's employment.

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

         6. INVENTIONS. Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Executive, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company. Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         7. TRADE SECRETS. Executive agrees that Executive will not, during or after the Term of this Agreement with the Company, disclose the terms of the Company's relationships or agreements with their respective vendors or customers or any other significant or material trade secret of the Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever, except and only to the extent reasonably necessary in Executive's course of employment with the Company or required by law or legal process following notice to the Company.

         8. INDEMNIFICATION. Executive shall be indemnified for any liabilities of the Company that arise out of events occurring prior to the Effective Date. Further, provided Executive acted in good faith and in a manner reasonably believed to be in the best interests of the Company, in the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company), by reason of the fact that Executive is or was performing services under this Agreement, then the Company shall indemnify Executive against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith to the maximum extent permitted by applicable law. In the event that both Executive and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage counsel, and Executive agrees to use the same counsel, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Executive, Executive may engage separate counsel and the Company shall pay all reasonable attorneys' fees of such separate counsel. The Company shall not be required to pay the fees of more than one law firm except as described in the preceding sentence, and shall not be required to pay the fees of more than two law firms under any circumstances. Executive cannot be held liable to the Company for errors or omissions made in good faith or where Executive has not exhibited gross, willful, and wanton negligence in connection with such conduct, error omission. Notwithstanding the foregoing, and without limitation, Executive shall be entitled to the full benefits of indemnification of officers and directors as provided by the Company's Articles of Incorporation effective as of the date hereof.

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

         9. NO PRIOR AGREEMENTS. Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Executive hereby indemnifies the Company against any and all liability, expenses and other costs and amounts incurred by the Company, including, but not limited to, attorneys' fees and expenses of investigation, as a result of any claim by any third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Executive and such third party which was in existence as of the date of this Agreement.

         10. ASSIGNMENT; BINDING EFFECT. Executive understands that the Company has selected Executive for employment by it on the basis of Executive's personal qualifications, experience and skills. Executive agrees, therefore, that Executive cannot assign all or any portion of Executive's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of paragraph 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

         11.   CHANGE IN CONTROL.

         (a) Executive understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder or that the Company may undergo another type of Change in Control. In the event a Change in Control is initiated prior to the end of the Initial Term, then the provisions of this paragraph 11 shall be applicable.

         (b) In the event of a pending Change in Control wherein the Company and Executive have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform, then Executive may elect to terminate his employment and shall be entitled to receive in one lump sum on the effective date of such termination, an amount equal to the Severance Payment, and the non-competition provisions of paragraph 3 shall apply for a period of only six (6) months from the effective date of termination.

         (c) In the event of a Change of Control, all stock options shall immediately vest and Executive will be given sufficient time and opportunity to elect whether to exercise all or any of Executive's vested options to purchase Company common stock, such that Executive may convert the options to shares of Company common stock at or prior to the closing of the transaction giving rise to the Change in Control, if Executive so desires.

         (d) A "Change in Control" shall be deemed to have occurred if:

         (i) any person, other than affiliates of Eaglestone Capital, acquires directly or indirectly (including by merger, consolidation, recapitalization, or reorganization of the Company)the beneficial ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such person

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

is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

         (ii) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of substantially all of the assets of the Company except transactions with affiliates of Eaglestone Capital.

         12. COMPLETE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto relating to the subject matter hereof and supersedes any other employment agreements or understandings, written or oral, between the Company and Executive. This Agreement is not a promise of future employment. Executive has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive an of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

         13. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:       Fountain Pharmaceuticals, Inc.
                               7279 Bryan Dairy Road
                               Largo, Florida 33777

                               with a copy to: Joseph S. Schuchert, Esq.
                                               400 Oceangate, Suite 1125
                                               Long Beach, California 90802

         To the Executive:     Gerald T. Simmons
                               837 4th Avenue
                               Salt Lake City, Utah 84103

                               with a copy to: Ronald S. Poelman, Esq.
                                               Janes Waldo Holbrook & McDonough
                                               170 S. Main St., Suite 1500
                                               Salt Lake City, Utah 84101

         Notice shall be deemed given and effective on the earlier of three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received by means of hand delivery or delivery by Federal Express or other courier service. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 13.

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         14. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         15. GOVERNING LAW. This Agreement shall in all respects be interpreted, construed and enforced according to the laws of the State of Florida. Jurisdiction and venue shall be in a court of competent subject matter jurisdiction in Pinellas County, Florida; however any judgment therein rendered may and shall be enforced in each other applicable jurisdiction of the United States.

         16. COUNTERPARTS. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written, but effective as of the Effective Date.

                                   FOUNTAIN PHARMACEUTICALS, INC.



                                   By: /s/ JOSEPH S. SCHUCHERT
                                       --------------------------------------
                                   Its: Board Nominee Pursuant to Unanimous
                                        -------------------------------------
                                        Consent Action
                                        -------------------------------------



                                   EXECUTIVE



                                   /s/ GERALD T. SIMMONS
                                   ------------------------------------------
                                   GERALD T. SIMMONS


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